                                                                     Exhibit 2.5

                             NOTE PURCHASE AGREEMENT

            This Note Purchase  Agreement (this "AGREEMENT") is made as of April
1, 2005 (the  "CLOSING  DATE") by and between  Relationserve,  Inc.,  a Delaware corporation (the "Company"), and the persons or entities listed as investors and set forth on Schedule 1, annexed hereto (the "HOLDERS").

                              W I T N E S S E T H:

            WHEREAS,  the Company desires to sell and issue to the Holders,  and the Holders wish to purchase  from the Company  $240,000 of the  Company's  four
(4%) percent  Notes (the  "NOTES") due December 31, 2005 (the  "MATURITY  DATE")
having the rights and  privileges  set forth in the Form of Note of the  Company substantially as set forth on Exhibit A annexed hereto; and

            WHEREAS, as additional  consideration for the purchase of the Notes,
Company  has  agreed  to issue and sell to the  Holders  4,000,000  shares  (the
"INVESTOR  SHARES") of common stock, par value $0.0001 per share, of the Company
(the  "COMMON  STOCK"),   and  issue  to  the  Holders  ten-year  warrants  (the
"WARRANTS") to purchase  6,000,000 shares (the "WARRANT SHARES") of Common Stock at $0.50 per share as set forth on Schedule 1 annexed hereto.

            Now, therefore, for good and valuable consideration, the receipt and sufficiency  of which are hereby  acknowledged,  the  parties to this  Agreement hereby agree as follows:

            1. THE FUNDS.  On the Closing Date, the Holders shall deliver to the
Company  $240,000 in cash (the "FUNDS") by delivery of a certified check payable to the Company or by wire transfer to the account of the Company.

            2. THE NOTE.  On the Closing  Date,  the Company  shall  execute and deliver to the Holders a promissory note, the form of which is annexed hereto as
Exhibit A.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Holders as follows:

               (a) ORGANIZATION AND STANDING.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of
Delaware and is in good standing  under such laws. The Company has the requisite corporate  power to own and operate its properties  and assets,  and to carry on its business as presently conducted and as proposed to be conducted.

               (b) NO CONFLICT.  This  Agreement does not: (i) conflict with any provision of the  Company's  Certificate  of  Incorporation  or Bylaws,  both as amended to date;  or (ii)  conflict  with,  or constitute a default (or an event which with  notice or lapse of time or both would  become a default)  under,  or
give  to  others  any  rights  of   termination,   amendment,   acceleration  or
cancellation of, any agreement,  indenture, patent, patent license or instrument to which the Company is a party;  or (iii) result in a violation of any federal,

state,  local or  foreign  law,  rule,  regulation,  order,  judgment  or decree
(including Federal and state securities laws and regulations)  applicable to the
Company or by which any property or asset of the Company is bound or affected.

               (c)  AUTHORIZATION.  The execution,  delivery and  performance of this  Agreement  by the  Company  has  been  duly  authorized  by all  requisite corporate  action,  and  constitutes  the valid and binding  obligations  of the
Company  enforceable in accordance with its terms,  subject as to enforcement of remedies to applicable bankruptcy,  insolvency,  reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

               (d)  CAPITALIZATION.  The authorized capital stock of the Company consists of 40,000,000  shares of Common Stock,  of which 1,000 shares of Common
Stock are issued and  outstanding,  and 1,000,000 shares of preferred stock, par value $0.0001 per share.

               (e) COMMON  SHARES.  The  Investor  Shares  are,  and the Warrant
Shares,  when issued,  will be, validly issued,  fully-paid and  non-assessable, free and clear of any and all liens, claims and encumbrances. The Warrant Shares will be reserved for issuance, based upon a conversion price of $0.50 per share.

               (f) NO  UNDISCLOSED  LIABILITIES.  The  Company  has no  material liabilities  or  obligations  not  disclosed  to the  Holders,  other than those liabilities  incurred in the ordinary  course of the  Company's  business  since
March 29, 2005 its date of formation,  incurred in connection with  organization activities and this Agreement.

               (g)  BROKERS.  Neither  the Holders nor the Company has taken any action  which  would  give  rise  to any  claim  by  any  person  for  brokerage commissions,  finder's  fees or similar  payments  by the Company or the Holders relating to this Agreement or the transactions contemplated hereby.

            4.  REPRESENTATIONS  AND  WARRANTIES  OF THE  HOLDERS.  The  Holders
represent  and  warrant to the Company as of the  Closing  Date as follows  (the
Note, the Investor Shares and the Warrant Shares are collectively referred to as the "SECURITIES"):

               (a) All action on the part of the Holders for the  authorization, execution,  delivery and  performance by the Holders of this Agreement have been taken,  and this  Agreement  constitutes  a valid and binding  obligation of the
Holders,  enforceable in accordance with its terms,  except as may be limited by applicable bankruptcy,  insolvency,  reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

               (b) The Holders are acquiring the  Securities  for investment for their own account and not with a view to, or for resale in connection  with, any distribution. The Holders understand that the Securities to be acquired have not been  registered  under the Act of 1933, as amended (the "ACT"),  by reason of a specific  exemption  from the  registration  provisions of the Act which depends upon,  among  other  things,  the bona fide nature of the  investment  intent as expressed herein.

               (c) The Holders  represent that except as otherwise  disclosed to the Company, in writing, prior to the Holders' execution of this Agreement,  the
Holders  are each an  Accredited  Investor,  as defined in Rule 501  promulgated under the Act. The Holders also  represent  the Holders have not been  organized solely for the purpose of acquiring the Securities.

               (d) The Holders are  experienced  in evaluating  and investing in securities of companies similarly situated to the Company,  and acknowledge that they  are  able to  fend  for  themselves,  can  bear  the  economic  risk of an investment  in the  Securities,  and  have  such  knowledge  and  experience  in financial or business matters that they are capable of evaluating the merits and risks of the investment in the Securities.

               (e) The Holders  believe they have  received all the  information they  consider  necessary or  appropriate  for deciding  whether to purchase the
Securities.  The  Holders  further  represent  that  such  Holders  have  had an opportunity to ask questions and receive answers from the Company  regarding the terms  and  conditions  of the  offering  of the  Securities  and the  business, properties, prospects and financial condition of the Company.

               (f) The  Holders  acknowledge  that the  Securities  must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.  The Holders are aware of the provisions of
Rule 144  promulgated  under the Act which permits  limited resale of securities purchased  in a  private  placement  subject  to  the  satisfaction  of  certain conditions, including, unless the Holders are an affiliate of the Company, among other things,  the availability of certain current public  information about the
Company, the resale occurring not less than one year after a party has purchased and paid for the  securities  to be sold,  the sale  being  through a  "broker's transaction" or in  transactions  directly with a "market maker," and the number of shares  being sold  during any  three-month  period not  exceeding  specified limitations.

               (g) The Holders hereby  represent that the Holders have satisfied themselves as to the full observance of the laws of the Holders' jurisdiction in connection  with any  invitation to subscribe  for the  Securities or any use of this  Agreement,  including:  (i) the legal  requirements  within  the  Holders'
jurisdiction  for the  purchase of the  Securities;  (ii) any  foreign  exchange restrictions  applicable  to such  purchase;  (iii)  any  governmental  or other consents  that may need to be  obtained;  and (iv) the  income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, conversion,  sale, or transfer of the Securities.  The Holders' subscription and payment for, and the Holders' continued  beneficial ownership of the Securities, will  not  violate  any  applicable  securities  or other  laws of the  Holders'
jurisdiction.  The Holders  understand  and agree that it (and not the  Company)
shall be  responsible  for its own tax  liability  that may arise as a result of this investment or the transactions contemplated by this Agreement

            5. LEGENDS. All certificates  representing any shares of the capital stock of the Company  issuable  upon  conversion of the Note shall have endorsed thereon a legend substantially as follows:

               "THESE  SECURITIES HAVE NOT BEEN  REGISTERED  UNDER THE
               SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD,  OFFERED
               FOR SALE,  PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN
               EFFECTIVE  REGISTRATION  STATEMENT AS TO THE SECURITIES
               UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO
               THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            6. FILING OF REGISTRATION STATEMENT.

                        A.  DEMAND.  Upon  demand  by  Holders  given  following
issuance  by the  Company of any amount in excess of  $1,000,000  of  additional securities issued by the Company  following the date of this Agreement,  Company shall  prepare,  and, as soon as practicable  (a) file a registration  statement with  respect to the resale by  Holders  (or any  transferee  or  assignee  from
Holders) of the Investor Shares and the Warrant Shares and shall include therein such  number  of shares of Common  Stock as are held by  Holders  (and  Holder's transferees  or assignees) at the time of such  registration  (the  "REGISTRABLE
SECURITIES") (the  "REGISTRATION  STATEMENT").  The Company agrees that it shall file within  thirty (30) days of demand and shall use its best  efforts to cause to be declared effective a Registration Statement for all Registrable Securities
by the Securities and Exchange  Commission ("SEC") no later than one-hundred and eighty  (180) days from the filing date.  In the event  either of these  periods shall not be met,  the Company  shall pay a cash penalty of two (2%) percent per month of the Original Note principal amount and issue additional  Warrants in an amount equal to the two (2%) percent per month of the number of Investor  Shares issued to Holders,  for each month that the Registration  Statement shall not be declared effective, or filed.

                        B. COMPANY REGISTRATION.  If (but without any obligation
to do so) the  Company  proposes  to  register  (including  for this  purpose  a registration  effected by the Company for  stockholders  other than the Holders)
any of its stock under the Act in  connection  with the public  offering of such securities  solely for cash (other than a  registration  relating  solely to the sale of  securities  to  participants  in a Company  stock plan or a transaction covered by Rule 145 under the Act, a registration  in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being  registered,  or any  registration on any form which does not include substantially  the same  information  as would be  required  to be included in a registration  statement  covering the sale of the Registrable  Securities),  the
Company  shall,  at such time,  promptly give each Holder written notice of such registration.  Upon the written  request of each Holder given within thirty (30)
days after mailing of such notice by the Company,  the Company shall cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                        C. REGISTRATION.

               (a) REGISTRATION PROCEDURES.  The Registration Statement required under Section 6 A. or B. hereof shall be filed  pursuant to the  procedures  set forth below:

                   (i) The  Company  shall  use its best  efforts  to cause  the
Registration  Statement to be filed and to become  effective as soon as possible after it is filed, and remain continuously  effective,  until the earlier of (i)
all of the Registrable  Securities  covered by such Registration  Statement have been sold in accordance with the intended  methods of disposition of the sellers set forth in such Registration Statement and (ii) three hundred sixty five (365)
days after such  Registration  Statement has been declared  effective  provided, that if for any  portion  of  such  period  the  Registration  Statement  is not effective,  then such  requirement  for  maintaining  the  effectiveness  of the
Registration  Statement shall be extended by the length of such interruption(s), and the  Company  shall  prepare and file with the SEC such  amendments  to such
Registration  Statement and supplements to the prospectus  contained  therein as may be  necessary  to  keep  such  Registration  Statement  effective  and  such
Registration Statement and prospectus accurate and complete during such period.

                   (ii) The Company  shall notify the sellers  participating  in such registration,  promptly after it shall receive notice thereof,  of the date and time when such  Registration  Statement  and each  post-effective  amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                   (iii) The Company shall furnish to the sellers  participating in such  registration  such  reasonable  number of  copies  of the  Registration
Statement and prospectus and such other  documents as the sellers may reasonably
request  in  order  to  facilitate  the  public   offering  of  the  Registrable
Securities;

                   (iv) The  Company  shall use its best  efforts to register or qualify the Registrable  Securities covered by such Registration Statement under such state  securities  or blue sky laws of such  jurisdictions  as the  sellers participating in such registration may reasonably  request,  provided,  however, that the Company  shall not be obligated to file any general  consent to service of process or to qualify as a foreign  corporation in any  jurisdiction in which it is not so qualified or to subject  itself to taxation in connection  with any such registration or qualification of such securities;

                   (v) The Company  shall  notify the sellers  participating  in such  registration  promptly  of any  request  by the SEC for  the  amending  or supplementing  of such  Registration  Statement or prospectus or for  additional information;

                   (vi)  The  Company  shall  prepare  and  file  with  the SEC, promptly upon the request of any seller participating in such registration,  the
Registration  Statement and any amendments or  supplements to such  Registration
Statement or  prospectus  which,  in the  reasonable  opinion of counsel for the sellers is required  under the Act or the rules and  regulations  thereunder  in connection with the distribution of the Registrable Securities by the sellers or to  otherwise  comply  with  the  requirements  of the Act and  such  rules  and regulations;

                   (vii) The Company  shall  prepare and promptly  file with the
SEC and promptly notify the sellers  participating  in such  registration of the filing of such  amendments  or  supplements  to such  Registration  Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Registrable  Securities is required to be delivered  under the Act, any event has occurred as the result of which any such prospectus  or any  other  prospectus  then in  effect  may  include  an  untrue statement of a material  fact or omit to state any material  fact required to be stated therein or necessary to make the statements  therein not misleading.  The
Company  shall make  available to the sellers and to the  underwriters  any such supplement or amendment.  The sellers  participating in such registration  agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind  described in this  Section  6(a)(vii),  the sellers will  forthwith discontinue  the  offer  and  sale of  Registrable  Securities  pursuant  to the
Registration Statement covering such Registrable Securities until receipt by the sellers  and  underwriters  of  the  copies  of  such  supplemented  or  amended prospectus  and, if so directed by the Company,  the sellers will deliver to the
Company  all copies,  other than  permanent  file  copies  then in the  sellers'
possession,  of the most recent prospectus covering such Registrable  Securities at the time of receipt of such notice.  In the event the Company shall give such notice,  the Company  shall  extend the period  during  which such  Registration
Statement shall be maintained  effective as provided in Section 6.2(a) hereof by the number of days during the period from and  including  the date of the giving of such notice to the date when the Company shall make  available to the sellers such supplemented or amended prospectus;

                   (viii) The Company shall advise the sellers  participating in such  registration,  promptly after it shall receive notice or obtain  knowledge thereof,  of  the  issuance  of  any  stop  order  by  the  SEC  suspending  the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                   (ix) The  Company  shall  otherwise  use its best  efforts to comply with all applicable  rules and regulations of the SEC, and make generally available to the Company's security Holders' earnings statements  satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of any twelve (12) month  period (or ninety (90) days,  if such a period is a fiscal year)  beginning with the first month of the Company's  first fiscal quarter commencing after the effective date of the Registration Statement;

                   (x) The Company shall not file any amendment or supplement to the Registration  Statement or prospectus to which a majority in interest of the sellers participating in such registration has objected on the grounds that such amendment  or  supplement  does not  comply in all  material  respects  with the requirements  of the Act or the rules and regulations  thereunder,  after having been  furnished  with a copy thereof at least three  business  days prior to the filing thereof unless the Company shall have obtained an opinion of counsel that such  amendment is required  under the Act or the rules or  regulations  adopted thereunder in connection with the distribution of Registrable  Securities by the sellers.

                   (xi) The  Company  may, at its  option,  register  additional shares of Company common stock in the  Registration  Statement for sale by other holders  of  its  Common  Stock  or  include  the  Registrable  Securities  in a registration  in which shares of its Common Stock are sold to an underwriter for reoffering to the public (an "UNDERWRITTEN OFFERING").

               (b) EXPENSES OF REGISTRATION.

                   (i) All  expenses  of the Company  incident to the  Company's performance  of or  compliance  with the  provisions  of this Section 6 shall be borne by the Company including without limitation:

                   (ii)  All  registration  and  filing  fees;

                   (iii) Fees and expenses of compliance  with all securities or blue sky laws  (including fees and  disbursements  of counsel for the Company in connection with blue sky qualifications of the Registrable Securities; PROVIDED,
HOWEVER, that the Company shall not be required to consent to general service of process in any such state);

                   (iv) Fees and  disbursements of counsel for the Company,  and their independent auditors.

            Nothing in this  Section 6 shall be deemed to require the Company to pay or bear any expenses of any seller's  attorneys or  accountants or any other personal  expenses or any  underwriting  discounts  relating to the  Registrable
Securities,  selling  commissions or similar fees  attributable  pro rata to the
Registrable  Securities if such registration results in an Underwritten Offering of all or any portion of the Registrable Securities.

               (c) SELLERS' AGREEMENTS.

                   (i) The  sellers  participating  in such  registration  shall promptly  provide all  information  concerning  such  sellers  and/or the Seller required to be included in the Registration  Statement which is requested by the
Company.

                   (ii)  In the  event  any of the  Registrable  Securities  are included  in  an  Underwritten  Offering,  each  seller  participating  in  such registration  agrees  to  enter  into  with  the  managing  underwriter  of such offering, and perform its obligations under: (i) an underwriting  agreement,  in usual and  customary  form;  and (ii) a lock-up  agreement  similar  in form and substance  to  lock-up  agreements  executed  by other  executive  officers  and directors of the Company.

            Notwithstanding  anything to the  contrary in Section  6(b),  at any time after the Registration  Statement has been declared effective,  the Company may delay the  disclosure of material,  non-public  information  concerning  the
Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel,  in the best  interest of the Company and, in the opinion of counsel to the Company, otherwise required (a
"GRACE  PERIOD");  provided,  that the  Company  shall  promptly  (i) notify the sellers  participating  in such  registration  in  writing of the  existence  of material,  non-public  information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the sellers in writing of the date on which the Grace  Period ends;  and,  provided  further,  that during any consecutive  three hundred and sixty-five (365) day period,  there shall be only three  Grace  Periods,  any such Grace  Period not to exceed  seventy-five  (75)
consecutive  days in the aggregate and all Grace Periods  combined not to exceed one-hundred  and  eighty  (180)  days  in the  aggregate  (an  "ALLOWABLE  GRACE
PERIOD").  For purposes of determining  the length of a Grace Period above,  the
Grace Period shall begin on and include the date the sellers  receive the notice referred  to in clause  (i) above  and  shall  end on and  include  the date the sellers receive the notice referred to in clause (ii) above.

               (d)    Exception   to   Filing   of    Registration    Statement.
Notwithstanding  the  provisions  of this  Section 6, the Company  shall have no further obligation to file any Registration  Statement hereunder or maintain the effectiveness of any Registration  Statement filed with respect to any seller in the event all of the Registrable  Securities owned by such Seller: (i) have been distributed to the public  pursuant to Rule 144 (or any similar  provisions then in force)  under the Act:  or (ii) are  otherwise  freely  transferable  without restriction under the Act.

            7. GENERAL PROVISIONS.

               (a)  GOVERNING  LAW.  THIS  AGREEMENT  SHALL BE  GOVERNED  IN ALL
RESPECTS BY THE  INTERNAL  LAWS OF THE STATE OF DELAWARE  WITHOUT  REFERENCE  TO
PRINCIPLES OF CONFLICTS OF LAWS.

               (b)  NOTICES.  Any  notice  or other  communication  required  or permitted  to be given  hereunder  shall be in  writing  by mail,  facsimile  or personal delivery and shall be effective upon actual receipt of such notice. The addresses  for such  communications  shall be as set forth below until notice is received that any such address or contract information has been changed:

               IF TO THE COMPANY:

               Relationserve, Inc.
               6400 Congress Avenue
               Suite 2700
               Boca Raton, FL 33487
               (561) 886-0188 (fax)
               Att: Jonathan Honig

               With a copy to:

               Olshan Grundman Frome Rosenzweig & Wolosky LLP
               Park Avenue Tower
               65 East 55th Street
               New York, New York 10022
               (212) 451-2222 (fax)

               IF TO THE HOLDERS:

               To such names and addresses as shall be set forth on Exhibit A hereto

               With a copy to:

               Olshan Grundman Frome Rosenzweig & Wolosky LLP
               Park Avenue Tower
               65 East 55th Street
               New York, New York 10022
               (212) 451-2222 (fax)
               Att: Harvey J. Kesner, Esq.

               (c) ENTIRE AGREEMENT.  Except as otherwise provided herein,  this
Agreement, the Note and the other documents delivered pursuant hereto constitute the full and entire  understanding and agreement between the parties with regard to the subjects hereof and thereof.

               (d)  AMENDMENT.  This  Agreement  may  only be  amended,  waived, discharged  or terminated  by a written  instrument  signed by the party against whom  enforcement  of any such  amendment,  waiver,  discharge or termination is sought.

               (e)  SUCCESSORS  AND  ASSIGNS.  This  Agreement,  the Notes,  the
Investors Shares,  the Common Stock, and the Warrant Shares held by Holders' may be transferred or assigned by Holders in whole or in part, in such Holders' sole and  absolute  discretion.  Except  as  otherwise  expressly  provided  in  this
Agreement or the Note, the provisions of this Agreement and the Note shall inure to the  benefit  of,  and be  binding  upon,  the  successors,  assigns,  heirs, executors and administrators of the parties hereto.

               (f)  SEVERABILITY.  In case any provision of this Agreement shall be invalid, illegal or unenforceable,  the validity, legality and enforceability of the  remaining  provisions  shall  not in any  way be  affected  or  impaired thereby.

               (g) TITLES AND  SUBTITLES.  The  titles of the  Sections  of this
Agreement are for  convenience of reference only and are not to be considered in construing this Agreement.

               (h)  EXPENSES.  The Company and the Holders shall each bear their own expenses incurred with respect to this transaction.

               (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts,  each of which  shall be an  original,  but all of which  together shall be deemed to constitute one instrument.

            IN WITNESS  WHEREOF,  the parties  have caused this  agreement to be executed by its officers thereunto duly authorized.

                                        "COMPANY"

                                        RELATIONSERVE, INC.

                                        By: /s/ Jonathan Honig
                                            ------------------------------------
                                            Name:  Jonathan Honig
                                            Title: President

                                        "HOLDERS"

                                        JH ASSOCIATES, INC.

                                        By: /s/ Jonathan Honig
                                            ------------------------------------
                                            Name:  Jonathan Honig
                                            Title: President

                                        GRQ CONSULTANTS, INC.

                                        By: /s/ Barry Honig
                                            ------------------------------------
                                            Name:  Barry Honig
                                            Title: Director

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